Exhibit 99.1

PRESS RELEASE	5700 Las Positas Road Livermore, California 94551 925-606-9200

FOR RELEASE July 28, 2022

McGrath RentCorp Announces Results for Second Quarter 2022

LIVERMORE, CA – July 28, 2022 – McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business-to-business rental company, today announced total revenues for the quarter ended June 30, 2022 of $177.0 million, an increase of 21%, compared to the second quarter of 2021.  The Company reported net income of $26.1 million, or $1.07 per diluted share, for the second quarter of 2022, compared to net income of $20.6 million, or $0.84 per diluted share, for the second quarter of 2021.

SECOND QUARTER 2022 YEAR-OVER-YEAR Company HIGHLIGHTS:

•	Rental revenues increased 17% to $110.6 million.
•	Total revenues increased 21% to $177.0 million.
•	Adjusted EBITDA[1] increased 13% to $66.3 million.
•	Dividend rate increased 5% to $0.455 per share for the second quarter of 2022. On an annualized basis, this dividend represents a 2.2% yield on the July 27, 2022 close price of $81.18 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“We were very pleased with our second quarter results.  Our 21% growth in total company revenues was a result of strong performance in both rental operations and sales revenues.  Demand was healthy across each of our rental segments.  Mobile Modular rental revenues grew 22%, with approximately half of the growth attributable to our Design Space and Titan Storage Container acquisitions.  Excluding the acquisitions, the modular segment rental revenues grew by 11%.  Rental revenue growth was also strong at TRS-RenTelco and Adler Tanks, which grew 7% and 18%, respectively.

Mobile Modular saw broad-based strength across our commercial, education and portable storage customer bases.  We responded to this strong rental demand with increased capital spending to organically grow our fleet to capture growth opportunities, while also improving overall fleet utilization and increasing pricing.  Operating expenses were elevated as we continued to spend robustly to prepare modular equipment for rent as we enter what is typically our busiest time of year for new project shipments.  Our initiatives to also grow modular sales showed progress as sales revenues increased by 68% compared to a year ago.

At TRS-RenTelco and Adler Tanks the positive trends we experienced earlier this year continued in the second quarter.  TRS-RenTelco saw growth in both communications and general-purpose rentals.  Adler Tanks continued to experience broad-based demand improvement across its regions and vertical markets.

We have delivered strong performance in the first half of the year, and we have entered the second half with good momentum across the business.  As a result, we have increased our financial outlook for the full year.”

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended June 30, 2022 to the quarter ended June 30, 2021 unless otherwise indicated.

Mobile Modular

For the second quarter of 2022, the Company’s Mobile Modular division reported income from operations of $23.9 million, an increase of $5.8 million, or 32%, with Adjusted EBITDA increasing $6.3 million, or 21%, to $35.8 million.  Rental revenues increased 22% to $64.9 million, depreciation expense increased 10% to $7.7 million and other direct costs increased 51% to $24.1 million, which resulted in an increase in gross profit on rental revenues of 9% to $33.1 million.  The rental revenue increase reflects the 2021 Design Space and Titan Storage Containers customers that contributed approximately one half of the increase.  Rental related services revenues increased 31% to $21.2 million, primarily attributable to higher delivery and pick up activities, and higher site related and other services performed during the lease with associated gross profit increasing 39% to $6.1 million.  Sales revenues increased 68% to $24.8 million, from both higher used and new equipment sales. Gross margin on sales was 41% compared to 39% in 2021, resulting in a 75% increase in gross profit on sales revenues to $10.1 million.  Selling and administrative expenses increased 14% to $25.8 million, primarily due to increased employee salaries and benefit costs totaling $1.5 million reflecting the addition of Design Space employees, and $1.3 million higher allocated corporate expenses.

TRS-RenTelco

For the second quarter of 2022, the Company’s TRS-RenTelco division reported income from operations of $9.5 million, an increase of $1.0 million, or 12%, with Adjusted EBITDA increasing $1.1 million, or 5%, to $22.1 million.  Rental revenues increased 7% to $29.7 million, depreciation expense increased 3% to $12.3 million and other direct costs increased 15% to $5.4 million, which resulted in a 6% increase in gross profit on rental revenues to $11.9 million.  The rental revenue increase was the result of higher average equipment on rent and higher average monthly rental rates compared to the prior year.  Sales revenues increased 35% to $6.4 million and gross profit on sales revenues increased 23% to $3.6 million.  Selling and administrative expenses increased 9% to $6.6 million, primarily due to higher employees’ salaries and benefit costs.

Adler Tanks

For the second quarter of 2022, the Company’s Adler Tanks division reported income from operations of $3.9 million, an increase of $2.2 million, with Adjusted EBITDA increasing $1.9 million, or 28%, to $8.6 million.  Rental revenues increased $2.5 million, or 18%, to $16.0 million, depreciation expense decreased 4% to $4.0 million and other direct costs increased 24% to $3.3 million, which resulted in an increased gross profit on rental revenues of 30%, to $8.7 million. The rental revenue increase was broad based across regions and vertical markets served.  Rental related services revenues increased 17% to $6.8 million, with gross profit on rental related services increasing 63%, to $1.7 million.  Selling and administrative expenses increased 12% to $7.0 million primarily due to higher employees’ salaries and benefit costs.

financial outlook:

Based upon the Company’s year-to-date results and current outlook for the remainder of the year, the Company is raising its financial outlook. For the full-year 2022, the Company expects:

		Previous	Current
•	Total revenue:	$675 million to $705 million	$695 million to $720 million
•	Adjusted EBITDA[1,2]:	$260 million to $275 million	$266 million to $276 million
•	Gross rental equipment capital expenditures:	$117 million to $127 million	$145 million to $155 million

1.

Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

2.

Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

About McGrath RentCorp:

Founded in 1979, McGrath RentCorp (Nasdaq: MGRC) is a diversified business-to-business rental company providing modular buildings, electronic test equipment, portable storage and tank containment solutions across the United States and other select North American regions.  The Company’s rental operations consist of four divisions: Mobile Modular rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs; TRS-RenTelco rents and sells electronic test equipment; Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids; and Mobile Modular Portable Storage provides portable storage rental solutions.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com

Modular Buildings – www.mobilemodular.com

Electronic Test Equipment – www.trsrentelco.com

Tanks and Boxes – www.adlertankrentals.com

Portable Storage – www.mobilemodularcontainers.com

School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of June 30, 2022, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on July 28, 2022 to discuss the second quarter 2022 results.  To participate in the teleconference, dial 1-800-445-7795 (in the U.S.), or 1-203-518-9848 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/.  A replay will be available for 7 days following the call by dialing 1-800-839-6975 (in the U.S.), or 1-402-220-6061 (outside the U.S.).  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements.  These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology.  In particular, Mr. Hanna’s statements about spending robustly to prepare modular equipment for rent and the expectation of demand in the following quarter due to seasonality, as well as the statements regarding the full year 2022 in the “Financial Outlook” section, are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the duration of the COVID-19 pandemic and its economic impact, the extent and length of the restrictions associated with COVID-19 pandemic, the health of the education and commercial markets in our modular building division; the activity levels in the general purpose and communications test equipment markets at TRS-RenTelco; the utilization levels and rental rates of our Adler Tanks liquid and solid containment tank and box rental assets; continued execution of our performance improvement initiatives; our ability to successfully increase prices to offset cost increases; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof.  Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenues
Rental	$110,624	$94,581	$214,865	$180,668
Rental related services	28,819	22,688	53,136	42,357
Rental operations	139,443	117,269	268,001	223,025
Sales	36,471	28,256	52,347	42,867
Other	1,117	910	2,056	1,738
Total revenues	177,031	146,435	322,404	267,630
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	24,064	23,159	47,938	44,414
Rental related services	20,853	17,276	38,996	31,880
Other	32,825	23,278	60,648	42,985
Total direct costs of rental operations	77,742	63,713	147,582	119,279
Costs of sales	21,452	16,855	30,496	25,403
Total costs of revenues	99,194	80,568	178,078	144,682
Gross profit	77,837	65,867	144,326	122,948
Selling and administrative expenses	40,788	36,261	79,915	69,398
Income from operations	37,049	29,606	64,411	53,550
Other expense:
Interest expense	(3,001)	(2,257)	(5,821)	(4,040)
Foreign currency exchange loss	(181)	(2)	(168)	(57)
Income before provision for income taxes	33,867	27,347	58,422	49,453
Provision for income taxes	7,730	6,739	13,492	11,447
Net income	$26,137	$20,608	$44,930	$38,006
Earnings per share:
Basic	$1.07	$0.85	$1.85	$1.57
Diluted	$1.07	$0.84	$1.83	$1.55
Shares used in per share calculation:
Basic	24,360	24,229	24,323	24,191
Diluted	24,509	24,494	24,522	24,505
Cash dividends declared per share	$0.455	$0.435	$0.910	$0.870

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
(in thousands)	2022	2021
Assets
Cash	$874	$1,491
Accounts receivable, net of allowance for credit losses of $2,125 in 2022 and 2021	167,329	159,499
Rental equipment, at cost:
Relocatable modular buildings	1,075,898	1,040,094
Electronic test equipment	389,383	361,391
Liquid and solid containment tanks and boxes	309,010	309,908
	1,774,291	1,711,393
Less: accumulated depreciation	(676,766)	(646,169)
Rental equipment, net	1,097,525	1,065,224
Property, plant and equipment, net	137,465	135,325
Prepaid expenses and other assets	65,800	54,945
Intangible assets, net	44,086	47,049
Goodwill	132,305	132,393
Total assets	$1,645,384	$1,595,926
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$441,460	$426,451
Accounts payable and accrued liabilities	137,729	136,313
Deferred income	77,551	58,716
Deferred income taxes, net	236,610	242,425
Total liabilities	893,350	863,905
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,378 shares as of June 30, 2022 and 24,260 shares as of December 31, 2021	105,894	108,610
Retained earnings	646,130	623,465
Accumulated other comprehensive income (loss)	10	(54)
Total shareholders’ equity	752,034	732,021
Total liabilities and shareholders’ equity	$1,645,384	$1,595,926

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2022	2021
Cash Flows from Operating Activities:
Net income	$44,930	$38,006
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,355	50,559
Deferred income taxes	(5,815)	7,268
Provision for doubtful accounts	49	138
Share-based compensation	3,412	3,597
Gain on sale of used rental equipment	(16,093)	(11,870)
Foreign currency exchange loss	168	57
Amortization of debt issuance costs	9	6
Change in:
Accounts receivable	(7,879)	(5,494)
Prepaid expenses and other assets	(10,855)	(9,385)
Accounts payable and accrued liabilities	(73)	17,642
Deferred income	18,835	7,458
Net cash provided by operating activities	82,043	97,982
Cash Flows from Investing Activities:
Purchases of rental equipment	(94,820)	(58,902)
Purchases of property, plant and equipment	(6,594)	(2,272)
Cash paid for acquisition of businesses	—	(284,341)
Proceeds from sales of used rental equipment	31,830	24,674
Net cash used in investing activities	(69,584)	(320,841)
Cash Flows from Financing Activities:
Net borrowings under bank lines of credit	15,000	189,983
Borrowings under note purchase agreement	—	60,000
Taxes paid related to net share settlement of stock awards	(6,128)	(4,828)
Payment of dividends	(22,083)	(21,089)
Net cash (used in) provided by financing activities	(13,211)	224,066
Effect of foreign currency exchange rate changes on cash	135	(33)
Net (decrease) increase in cash	(617)	1,174
Cash balance, beginning of period	1,491	1,238
Cash balance, end of period	$874	$2,412
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$5,821	$3,987
Net income taxes paid, during the period	$17,078	$6,990
Dividends accrued during the period, not yet paid	$11,009	$9,918
Rental equipment acquisitions, not yet paid	$6,906	$8,502

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2022
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$64,949	$29,718	$15,957	$—	$110,624
Rental related services	21,233	813	6,773	—	28,819
Rental operations	86,182	30,531	22,730	—	139,443
Sales	24,816	6,404	601	4,650	36,471
Other	379	406	332	—	1,117
Total revenues	111,377	37,341	23,663	4,650	177,031

Costs and Expenses
Direct costs of rental operations:
Depreciation	7,749	12,333	3,982	—	24,064
Rental related services	15,116	664	5,073	—	20,853
Other	24,073	5,443	3,309	—	32,825
Total direct costs of rental operations	46,938	18,440	12,364	—	77,742
Costs of sales	14,760	2,765	418	3,509	21,452
Total costs of revenues	61,698	21,205	12,782	3,509	99,194

Gross Profit
Rental	33,127	11,942	8,666	—	53,735
Rental related services	6,117	149	1,700	—	7,966
Rental operations	39,244	12,091	10,366	—	61,701
Sales	10,056	3,639	183	1,141	15,019
Other	379	406	332	—	1,117
Total gross profit	49,679	16,136	10,881	1,141	77,837
Selling and administrative expenses	25,755	6,614	6,979	1,440	40,788
Income (loss) from operations	$23,924	$9,522	$3,902	$(299)	37,049
Interest expense					(3,001)
Foreign currency exchange loss					(181)
Provision for income taxes					(7,730)
Net income					$26,137

Other Information
Adjusted EBITDA [1]	$35,773	$22,128	$8,620	$(230)	$66,291
Average rental equipment [2]	$1,019,927	$382,068	$307,402
Average monthly total yield [3]	2.12%	2.59%	1.73%
Average utilization [4]	78.1%	64.5%	51.6%
Average monthly rental rate [5]	2.72%	4.02%	3.35%

1.      Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.

2.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
3.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
4.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
5.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2021
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$53,238	$27,860	$13,483	$—	$94,581
Rental related services	16,207	710	5,771	—	22,688
Rental operations	69,445	28,570	19,254	—	117,269
Sales	14,784	4,757	593	8,122	28,256
Other	343	456	111	—	910
Total revenues	84,572	33,783	19,958	8,122	146,435

Costs and Expenses
Direct costs of rental operations:
Depreciation	7,074	11,916	4,169	—	23,159
Rental related services	11,804	745	4,727	—	17,276
Other	15,901	4,718	2,659	—	23,278
Total direct costs of rental operations	34,779	17,379	11,555	—	63,713
Costs of sales	9,034	1,792	427	5,602	16,855
Total costs of revenues	43,813	19,171	11,982	5,602	80,568

Gross Profit
Rental	30,264	11,225	6,655	—	48,144
Rental related services	4,401	(33)	1,044	—	5,412
Rental operations	34,665	11,192	7,699	—	53,556
Sales	5,751	2,964	166	2,520	11,401
Other	343	456	111	—	910
Total gross profit	40,759	14,612	7,976	2,520	65,867
Selling and administrative expenses	22,602	6,073	6,253	1,333	36,261
Income from operations	$18,157	$8,539	$1,723	$1,187	29,606
Interest expense					(2,257)
Foreign currency exchange loss					(2)
Provision for income taxes					(6,739)
Net income					$20,608

Other Information
Adjusted EBITDA [1]	$29,518	$21,019	$6,736	$1,250	$58,523
Average rental equipment [2]	$906,653	$349,480	$313,108
Average monthly total yield [3]	1.96%	2.66%	1.44%
Average utilization [4]	75.5%	67.7%	44.0%
Average monthly rental rate [5]	2.59%	3.93%	3.27%

1.      Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.

2.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
3.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
4.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
5.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2022
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$126,487	$58,230	$30,148	$—	$214,865
Rental related services	39,594	1,484	12,058	—	53,136
Rental operations	166,081	59,714	42,206	—	268,001
Sales	35,191	10,331	1,258	5,567	52,347
Other	750	787	519	—	2,056
Total revenues	202,022	70,832	43,983	5,567	322,404

Costs and Expenses
Direct costs of rental operations:
Depreciation	15,582	24,362	7,994	—	47,938
Rental related services	28,296	1,244	9,456	—	38,996
Other	44,235	10,135	6,278	—	60,648
Total direct costs of rental operations	88,113	35,741	23,728	—	147,582
Costs of sales	21,089	4,265	920	4,222	30,496
Total costs of revenues	109,202	40,006	24,648	4,222	178,078

Gross Profit
Rental	66,670	23,733	15,876	—	106,279
Rental related services	11,298	240	2,602	—	14,140
Rental operations	77,968	23,973	18,478	—	120,419
Sales	14,102	6,066	338	1,345	21,851
Other	750	787	519	—	2,056
Total gross profit	92,820	30,826	19,335	1,345	144,326
Selling and administrative expenses	50,447	13,204	13,501	2,763	79,915
Income (loss) from operations	$42,373	$17,622	$5,834	$(1,418)	64,411
Interest expense					(5,821)
Foreign currency exchange loss					(168)
Provision for income taxes					(13,492)
Net income					$44,930

Other Information
Adjusted EBITDA [1]	$66,178	$42,781	$15,327	$(1,276)	$123,010
Average rental equipment [2]	$1,013,361	$374,364	$307,985
Average monthly total yield [3]	2.08%	2.59%	1.63%
Average utilization [4]	77.6%	64.6%	49.9%
Average monthly rental rate [5]	2.68%	4.02%	3.27%

1.      Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.

2.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
3.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
4.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
5.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2021
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$99,895	$55,136	$25,637	$—	$180,668
Rental related services	30,258	1,450	10,649	—	42,357
Rental operations	130,153	56,586	36,286	—	223,025
Sales	22,404	9,906	1,201	9,356	42,867
Other	663	894	181	—	1,738
Total revenues	153,220	67,386	37,668	9,356	267,630

Costs and Expenses
Direct costs of rental operations:
Depreciation	12,893	23,278	8,243	—	44,414
Rental related services	21,876	1,398	8,606	—	31,880
Other	28,776	9,252	4,957	—	42,985
Total direct costs of rental operations	63,545	33,928	21,806	—	119,279
Costs of sales	13,982	4,093	843	6,485	25,403
Total costs of revenues	77,527	38,021	22,649	6,485	144,682

Gross Profit
Rental	58,227	22,605	12,437	—	93,269
Rental related services	8,380	54	2,043	—	10,477
Rental operations	66,607	22,659	14,480	—	103,746
Sales	8,423	5,812	358	2,871	17,464
Other	663	894	181	—	1,738
Total gross profit	75,693	29,365	15,019	2,871	122,948
Selling and administrative expenses	41,839	12,371	12,520	2,668	69,398
Income from operations	$33,854	$16,994	$2,499	$203	53,550
Interest expense					(4,040)
Foreign currency exchange loss					(57)
Provision for income taxes					(11,447)
Net income					$38,006

Other Information
Adjusted EBITDA [1]	$53,473	$41,411	$12,436	$329	$107,649
Average rental equipment [2]	$876,529	$342,526	$313,498
Average monthly total yield [3]	1.90%	2.68%	1.36%
Average utilization [4]	75.7%	67.7%	42.1%
Average monthly rental rate [5]	2.44%	3.96%	3.24%

1.      Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.

2.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
3.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
4.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
5.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity.  Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021	2022	2021
Net income	$26,137	$20,608	$44,930	$38,006	$96,629	$97,282
Provision for income taxes	7,730	6,739	13,492	11,447	34,096	26,976
Interest expense	3,001	2,257	5,821	4,040	12,236	7,991
Depreciation and amortization	27,771	27,099	55,355	50,559	111,491	97,539
EBITDA	64,639	56,703	119,598	104,052	254,452	229,788
Share-based compensation	1,652	1,820	3,412	3,597	7,481	5,922
Adjusted EBITDA [1]	$66,291	$58,523	$123,010	$107,649	$261,933	$235,710
Adjusted EBITDA margin [2]	37%	40%	38%	40%	39%	41%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021	2022	2021
Adjusted EBITDA [1]	$66,291	$58,523	$123,010	$107,649	$261,933	$235,710
Interest paid	(3,684)	(2,362)	(5,821)	(3,987)	(12,160)	(8,006)
Income taxes paid, net of refunds received	(16,658)	(6,618)	(17,078)	(6,990)	(19,175)	(39,740)
Gain on sale of used rental equipment	(10,729)	(7,076)	(16,093)	(11,870)	(29,664)	(21,597)
Foreign currency exchange loss (gain)	181	2	168	57	321	(340)
Amortization of debt issuance costs	5	3	9	6	18	12
Change in certain assets and liabilities:
Accounts receivable, net	(15,765)	(6,464)	(7,830)	(5,356)	(26,420)	(2,732)
Prepaid expenses and other assets	(15,068)	(9,291)	(10,855)	(9,385)	(8,286)	(3,937)
Accounts payable and other liabilities	12,115	30,785	(2,302)	20,400	(7,221)	28,940
Deferred income	13,612	2,871	18,835	7,458	20,459	(7,346)
Net cash provided by operating activities	$30,300	$60,373	$82,043	$97,982	$179,805	$180,964

1.	Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation.
2.	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:	Keith E. Pratt
EVP & Chief Financial Officer
925-606-9200